UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2010

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 12, 2010, P. H. Glatfelter Company (the "Company") and Glatfelter Canada Inc. ("Buyer"), a wholly owned subsidiary of the Company, completed the previously announced acquisition (the "Acquisition") of all of the issued and outstanding shares of Concert Industries Corp. ("Concert") from Brookfield Special Situations Management Limited (f/k/a Tricap Management Limited) ("Vendor") pursuant to a share purchase agreement entered into among the Company, Buyer and Vendor on January 4, 2010, as amended on February 12, 2010. The purchase price paid in connection with the Acquisition was approximately C$246,500,000, subject to a post-closing working capital adjustment.

To fund the purchase price and related fees and expenses, the Company used: (i) cash on hand; (ii) net proceeds received by the Company from the issuance on February 5, 2010 of its $100,000,000 aggregate principal amount 7 1/8% Senior Notes due 2016, as described in the Company’s Current Report on Form 8-K dated February 5, 2010; and (iii) borrowings under its existing revolving credit facility.

On February 12, 2010, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The Company will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date this Current Report on Form 8-K was required to be filed.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release, dated February 12, 2010, announcing the completion of the Acquisition, is filed herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 12, 2010	By:	John P. Jacunski

Name: John P. Jacunski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	copy of the press release, dated February 12, 2010, announcing the completion of the Acquisition, is filed herewith as Exhibit 99.1.